UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      February 13, 2017

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

The information set forth under the heading “Professional and General Liability Claims” in Item 8.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 8.01.    Other Events.

AdCare Health System’s Subsidiary files a Registration Statement on Form S-4

On February 13, 2017, Regional Health Properties, Inc. (“RHE”), a newly formed, wholly owned subsidiary of the AdCare Health Systems, Inc. (the “Company”, “we” or “us”), filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”). We are proposing to reorganize our corporate structure by merging with and into RHE in order to ensure the effective adoption of certain charter provisions restricting the ownership and transfer of our common stock, subject to approval by the holders of our common stock. This reorganization also provides us the opportunity to continue our business under a name that better reflects our new business model as a healthcare property holding and leasing company.

The effective adoption of these ownership and transfer restrictions will serve two purposes. First, it will position us to regain compliance with certain NYSE MKT continued listing standards regarding stockholders’ equity. Second, if the Board of Directors determines for any future taxable year, after further consideration and evaluation, that qualifying for and electing status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), would be in the best interests of us and our shareholders, then the ownership and transfer restrictions will better position us to comply with certain of the U.S. federal income tax rules applicable to REITs under the Code to the extent such rules relate to the common stock. Similar ownership and transfer restrictions are commonly included in the charters of publicly-traded REITs because they are generally believed to be the most effective mechanism to monitor a REIT’s compliance with certain of the U.S. federal income tax rules that a REIT must satisfy in order to qualify as a REIT under the Code.

We anticipate holding a special meeting of shareholders in the second quarter of 2017 for the purpose of voting on the proposed merger.

Recertification of the Oceanside and Jeffersonville Facilities

On February 6, 2017, the Centers for Medicare and Medicaid Services (“CMS”) recertified the Company’s 85-bed skilled nursing facility located in Tybee Island, Georgia (the “Oceanside Facility”). In December 2016, CMS recertified the Company’s 131-bed skilled nursing facility located in Jeffersonville, Georgia (the “Jeffersonville Facility”). The Oceanside Facility and the Jeffersonville Facility were previously decertified by CMS while subleased to affiliates of New Beginnings Care, LLC. A wholly owned subsidiary of the Company currently subleases the Oceanside Facility and the Jeffersonville Facility to affiliates of Peach Health Group, LLC.

Share Repurchase Programs

In November 2016, the Board of Directors approved share repurchase programs (the “Repurchase Programs”), pursuant to which the Company was authorized to repurchase up to 1.0 million shares of common stock and 100,000 shares of the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) during a twelve-month period. As of February 1, 2017, the Company had repurchased 250,000 shares of common stock for $0.4 million at an average price of $1.54 per share and 2,300 shares of the Series A Preferred Stock for approximately $48,000 at an average price of $21.01 per share. In connection with the proposed merger discussed above under “AdCare Health System’s Subsidiary files a Registration Statement on Form S-4”, the Company has suspended all repurchases pursuant to the Repurchase Programs.

Professional and General Liability Claims

As of September 30, 2016, the Company was a defendant in 33 professional and general liability actions commenced on behalf of former patients, of which 16 cases were filed in the State of Arkansas by the same plaintiff attorney who represented the plaintiffs in the previously disclosed purported class action lawsuit against the Company captioned Amy Cleveland et. al. v. APHR&R Nursing, LLC et al., which settled in December 2015. As of February 13, 2017, the number of pending professional and general liability actions has increased to 43, of which 28 have been filed in the State of Arkansas by the same plaintiff attorney. These actions generally seek unspecified compensatory and punitive damages for former patients of the Company who were allegedly injured or died while patients of facilities operated by the Company due to professional negligence or understaffing. Three of the pending actions are covered by insurance, except that any award of punitive damages would be excluded from such coverage.

The Company has self-insured against professional and general liability claims since it discontinued its healthcare operations in connection the Company’s transition to a healthcare property holding and lease company. The Company established a self-insurance reserve for estimated costs associated with its professional liability claims, included within “Accrued expenses and other” in the Company’s consolidated balance sheets, of $0.2 million and $1.5 million at December 31, 2015, and September 30, 2016, respectively.

The Company evaluates quarterly the adequacy of its self-insurance reserve based on a number of factors, including: (i) the number of actions pending and the relief sought; (ii) analyses provided by defense counsel, medical experts or other information which comes to light during discovery; (iii) the legal fees and other expenses anticipated to be incurred in defending the actions; (v) the status and likely success of any settlement discussions; and (vi) the venues in which the actions have been filed or will be adjudicated.

In evaluating the adequacy of the self-insurance reserve in connection with the preparation of the Company’s financial statements for the year ended December 31, 2016, the Company also considered: (i) the increase in the number of pending actions since September 30, 2016; (ii) the outcome of initial mediation sessions and the status of settlement negotiations; and (iii) defense counsel’s evaluation of estimated legal costs and other expenses if the pending actions were to be litigated to final judgment.

Based on the foregoing, the Company anticipates that it will increase the self-insurance reserve at December 31, 2016 to $6.5 million. The Company currently believes that most of its cases, and particularly many of the most recently filed cases, are defensible and intends to defend these claims through final judgment. The new self-insurance reserve includes the Company’s estimated legal costs of litigating the pending actions accordingly. If we are unable to resolve the pending actions on terms acceptable to us, then it could have a material adverse effect on our business, financial condition and results of operations.

Cautionary Language Regarding Forward-Looking Statements

This Current Report contains forward-looking statements that are based on management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding the anticipated amount of the self-insurance reserve at December 31, 2016, the proposed merger of the

Company with and into RHE, the effects of the adoption of certain charter provisions and the special meeting of the Company’s shareholders, including the timing thereof. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company and its results is included in the Company’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

Additional Information

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. RHE has filed with the SEC a registration statement on Form S-4 containing a proxy statement of the Company and a prospectus of RHE with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to holders of shares of the Company’s common stock. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, you may obtain documents filed with the SEC by the Company and RHE free of charge by contacting the Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Blvd. NW, Suite 100, Suwanee, Georgia 30024, or you may visit the investor relations section of the Company’s website at http://adcarehealth.com/ for copies of any such document of the Company.

The Company, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from holders of the Company’s common stock in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed merger will be included in the Form S-4 and proxy statement/prospectus. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THEIR OWNERSHIP OF THE COMPANY’S CAPITAL STOCK IS SET FORTH IN THE PROXY STATEMENT FOR THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED MERGER.

Investors should read the Form S-4 and proxy statement/prospectus carefully before making any voting or investment decisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

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